As filed with the Securities and Exchange Commission on June 2, 2016.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 __________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________

Sensus Healthcare, Inc.

(Exact name of Registrant as specified in its charter)

__________________

Delaware	3841	27-1647271
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

851 Broken Sound Pkwy. NW #215
Boca Raton, Florida 33487
(561) 922-5808

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

 __________________

Joseph C. Sardano
President and Chief Executive Officer
Sensus Healthcare, Inc.
851 Broken Sound Pkwy. NW #215
Boca Raton, Florida 33487
(561) 922-5808

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________

with copies to:

David C. Scileppi, Esq. Robert B. Lamm, Esq. Gustav L. Schmidt, Esq. Gunster, Yoakley & Stewart, P.A. 450 E. Las Olas Blvd., Suite 1400 Fort Lauderdale, Florida 33301 (954) 462-2000	Arthur Levine Chief Financial Officer Sensus Healthcare, Inc. 851 Broken Sound Pkwy. NW #215 Boca Raton, Florida 33487 (561) 922-5808	Ivan Blumenthal, Esq. Merav Gershtenman, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000

__________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-209451

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Units, each consisting of one share of common stock, $0.01 par value per share, and a warrant to purchase one of a share of common stock(3)	$71,875	8
Common stock included in the units(4)	—	—
Warrants to purchase common stock included in the units(4)	—	—
Common stock underlying the warrants included in the units(3)	—	—
Total	$71,875	$8

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes offering price of units that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) under the Securities Act. The warrants are exercisable at a per share exercise price equal to $6.75 per share.
(4)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering $71,875 of additional units of Sensus Healthcare, Inc. (the “Registrant”), each consisting of one share of the Registrant’s common stock and a three-year warrant to purchase one share of the Registrant’s common stock. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-209451), as amended, which was declared effective on June 2, 2016, including the exhibits thereto, are hereby incorporated by reference into, and shall be deemed part of, this 462(b) Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description

5.1	Opinion of Gunster, Yoakley & Stewart, P.A.

23.1	Consent of Gunster, Yoakley & Stewart, P.A. (included as part of Exhibit 5.1)

23.2	Consent of Marcum LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 2, 2016.

Sensus Healthcare, Inc.

By:	/s/ Joseph C. Sardano
Joseph C. Sardano
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

/s/ Joseph C. Sardano	Chief Executive Officer and Director	June 2, 2016
Joseph C. Sardano	(Principal Executive Officer)

/s/ Arthur Levine	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 2, 2016
Arthur Levine

*	Director	June 2, 2016
John Heinrich

*	Director	June 2, 2016
William McCall

*	Director	June 2, 2016
Samuel O’Rear

*By: /s/ Arthur Levine
Attorney-in-Fact